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                                                                     Exhibit 23.
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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     The Board of Directors
     Green Tree Financial Corporation:


     We consent to incorporation by reference of our report dated January 30, 1996, relating to the consolidated balance sheets of Green Tree Financial Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Form 10-K of Green Tree Financial Corporation, in the following Registration Statements of Green Tree Financial Corporation; No. 2-88293 on Form S-8, No. 33-26498 on Form S-8/S-3, No. 33-60541 on Form S-8/S-3, No. 33-51804 on Form S-3, No.
     33-55855 on Form S-3, No. 33-64185 on Form S-3, No. 33-55853 on Form S-3,
     No. 33-64183 on Form S-3 and No. 33-63575 on Form S-3.



     Minneapolis, Minnesota
     March 22, 1996

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